UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 regarding the Certificate of Designation and the LPA Amendment (each as defined below) is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2014, in connection with the previously disclosed offering by Atlas Resource Partners, L.P. (the “Partnership”) of its newly-created 8.625% Class D cumulative redeemable perpetual preferred units (the “Class D Units”), the Partnership entered into a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional, and Other Special Rights and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”) for the Class D Units. Also on October 2, 2014, in connection with its entry into the Certificate of Designation, the Partnership adopted Amendment No. 3 to its Amended and Restated Agreement of Limited Partnership (the “LPA Amendment”) to, among other things, include the Class D Units as authorized preferred units under its partnership agreement.

The Partnership will pay cumulative distributions in cash on the Class D Units on a quarterly basis, at an annual rate of $2.15625 per unit, or 8.625% of the liquidation preference. The Class D Units rank senior to the Partnership’s common units and Class C Preferred Units with respect to the payment of distributions and distributions upon a liquidation event and pari passu with the Partnership’s Class B Preferred Units. The Class D Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

At any time on or after October 15, 2019, the Partnership may, at its option, redeem the Class D Units, in whole or in part, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. In addition, the Partnership may redeem the Class D Units following certain changes of control, as described in the Certificate of Designation. If the Partnership does not exercise this redemption option upon a change of control, then holders of the Class D Units will have the option to convert the Class D Units into a number of Partnership common units per Class D Unit as set forth in the Certificate of Designation. If the Partnership exercises any of its redemption rights relating to the Class D Units, the holders of such Class D Units will not have the conversion right described above with respect to the Class D Units called for redemption.

The foregoing summary of the LPA Amendment and the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the LPA Amendment and the Certificate of Designation, filed as Exhibits 3.1 and 4.1, respectively, to this Current Report, which is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable.

(b)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

3.1	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Atlas Resource Partners, L.P., dated as of October 2, 2014(1)

4.1	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional, and Other Special Rights and Qualifications, Limitations and Restrictions thereof of Class D Preferred Units, dated as of October 2, 2014(1)

5.1	Opinion of Ledgewood, P.C.

8.1	Opinion of Ledgewood, P.C. as to certain tax matters

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Ledgewood, P.C. (included in Exhibit 8.1)

(1)	Previously filed as an exhibit to the Partnership’s Form 8-A filed on October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 2, 2014	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Its:	Chief Financial Officer